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                                                                    Exhibit 23.3



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, No. 333-80339) and related Prospectus of Excel Legacy Corporation for the registration of certain securities and to the incorporation by reference therein of our reports (a) dated January 19, 1999 (except for Note 12, as to which the date is January 22, 1999), with respect to the consolidated financial statements and schedule of Price Enterprises, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, and (b) dated June 24, 1998 with respect to the statements of revenue over specific operating expenses of the Sacramento Office Complex of Price Enterprises, Inc. included in its Current Report on Amendment No. 1 to Form 8-K dated May 1, 1998, filed with the Securities and Exchange Commission.


                                                          /s/ ERNST & YOUNG LLP


San Diego, California
September 29, 1999